Exhibit 99.1
FOR IMMEDIATE RELEASE

Ultimate Reports Q4 and Year-End 2011 Financial Results
•	Record Q4 Recurring Revenues of $57.1 Million, a 24% Year-over-Year Increase
•	Record Q4 Total Revenues of $72.7 Million, a 20% Year-over-Year Increase
•	Record 2011 Recurring Revenues of $213.8 Million, a 25% Year-over-Year Increase
•	Record 2011 Total Revenues of $269.2 Million, an 18% Year-over-Year Increase

Weston, FL, February 7, 2012— Ultimate Software (Nasdaq: ULTI), a leading cloud provider of people management solutions for global businesses, announced today its financial results for the fourth quarter and year ended December 31, 2011. For the quarter ended December 31, 2011, Ultimate reported recurring revenues of $57.1 million, an increase of 24%, and total revenues of $72.7 million, an increase of 20%, both compared with 2010’s fourth quarter. GAAP net income for the fourth quarter of 2011 was $2.0 million, or $0.07 per diluted share, versus $1.4 million, or $0.05 per diluted share, for the fourth quarter of 2010.

Non-GAAP net income, which excludes non-cash stock-based compensation expense and amortization of acquired intangible assets, was $6.6 million, or $0.24 per diluted share, an increase of 41%, for the fourth quarter of 2011 compared with non-GAAP net income of $4.6 million, or $0.17 per diluted share, for the fourth quarter of 2010. See “Use of Non-GAAP Financial Information” below.

For 2011, recurring revenues increased 25% to $213.8 million, and total revenues increased 18% to $269.2 million, both as compared with the prior year. For 2011, GAAP net income was $4.3 million, or $0.15 per diluted share, compared with GAAP net income of $2.2 million, or $0.08 per diluted share, for 2010. For 2011, non-GAAP net income was $18.1 million, or $0.65 per diluted share, compared with non-GAAP net income of $12.8 million, or $0.47 per diluted share, for 2010.

“Our fourth quarter and 2011 financial results were in line with our expectations, and we are pleased to close the year with a customer retention rate greater than 96% once again,” said Scott Scherr, CEO, president, and founder of Ultimate. “Our new customers in the fourth quarter added talent management products to their core UltiPro purchases at a healthy pace. The Q4 and 2011 year attach rates for our talent management feature-sets indicate that human resources decision-makers continue to have a strong desire for unified, strategic people-management solutions.”

“We are honored to have been ranked #25 on FORTUNE’s 2012 ‘100 Best Companies to Work For’ list. We have always considered our employees our greatest asset and the most powerful force behind high-quality products and services,” added Scherr. “Our historic commitment to people is reflected in our new branding and our new tagline, People First.”

Ultimate’s financial results teleconference will be held today, February 7, 2012, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=166945. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player or Real Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

▪
Recurring revenues grew by 24% for the fourth quarter of 2011 and by 25% for the 2011 year – primarily due to revenue growth from our Software-as-a-Service (SaaS) offering – both versus comparable 2010 periods.  Recurring revenues for the fourth quarter of 2011 were 79% of total revenues versus 76% of total revenues for 2010’s fourth quarter.  Recurring revenues were 79% of total revenues for the 2011 year versus 75% for 2010.

▪
Ultimate’s total revenues for the fourth quarter of 2011 increased by 20% compared with those for the fourth quarter of 2010. Ultimate’s total revenues for 2011 increased by 18% compared with those of 2010.

▪	Ultimate’s annualized retention rate exceeded 96% for its existing recurring revenue customer base.

▪
The operating income (or operating margin), on a non-GAAP basis, for the fourth quarter of 2011 was $11.4 million (or 16%) compared with $7.9 million (or 13%) for the fourth quarter of 2010. Non-GAAP operating income (or non-GAAP operating margin) for 2011 was $31.5 million (or 12%) compared with $21.8 million (or 10%) for 2010.

▪
Net income, on a non-GAAP basis, for the fourth quarter of 2011 increased to $6.6 million compared with $4.6 million for the fourth quarter of 2010. Non-GAAP net income for 2011 increased to $18.1 million compared with $12.8 million for 2010.

▪
Ultimate generated $4.8 million in cash from operations for the fourth quarter ended December 31, 2011. For the year ended December 31, 2011, we generated $28.4 million in cash from operations and repurchased 346,988 shares of our common stock for $17.3 million under our stock repurchase plan. As of December 31, 2011, Ultimate had 1,058,187 shares available for repurchase in the future under our stock repurchase plan.  The combination of cash, cash equivalents, and marketable securities was $55.3 million as of December 31, 2011, compared with $50.2 million as of December 31, 2010.

▪	Days sales outstanding were 71 days at December 31, 2011, representing a reduction of one day compared with days sales outstanding at December 31, 2010.

Business Highlights

▪
Ultimate added Succession Management to its suite of cloud solutions for managing employees from recruitment through retirement. UltiPro Succession Management involves both management and individual employees in an ongoing, collaborative process. Employees can manage their own talent profiles—updating factors that influence succession readiness such as mobility preferences, languages, education, accomplishments, and competencies—to ensure that leadership has a rich understanding of the company’s talent landscape while company executives have the flexibility to develop succession plans for jobs, talent pools, or individuals.

▪
Co-sponsored by Dell and IBM, we held our Ultimate Partner Forum, known as Connections, in March 2011 and had the largest attendance in our history—820 attendees. Our customers, partners, and HR industry influencers came to share ideas, hear about Ultimate’s future direction, and expand their peer networks. Ultimate’s 2012 Connections conference will be held on March 27-30, 2012 in Las Vegas.

▪
A leading technology research, analysis, and advisory firm, Forrester Research, selected Ultimate as a Groundswell Award winner in October 2011. The Forrester Groundswell Awards recognize excellence in achieving business and organizational goals through innovation in social technology applications. Ultimate was a winner in the business-to-business “Embracing” category for its collaborative customer community called “Ideas.” Ultimate launched the Ideas community to help its customers share information, interact, and provide direct feedback on UltiPro. Previous winners of the Forrester Groundswell Awards include Microsoft, IBM, Starbucks, and Salesforce.com.

▪
Ultimate won a SuperNova Award from Constellation Research in the advanced analytics category in November 2011. Ultimate’s Director of Business Intelligence and his team worked collaboratively with an Ultimate customer to develop a predictive analytics tool that HR leaders can use to monitor and address retention risks proactively.

▪
Ultimate’s customer support center was awarded Service Capability & Performance (SCP) certification for best practices for the 13th consecutive year. The SCP Standards represent the global benchmark for service excellence and are recognized by leading technology companies around the world.

▪
In January 2012, Ultimate was ranked #25 on FORTUNE’s “100 Best Companies to Work For” list, the first year that Ultimate applied for consideration. Ultimate is the only human capital management provider on the 2012 list and the highest ranked cloud vendor on the list. Ultimate was previously recognized twice as the #1 medium-sized company to work for in America by The Great Place to Work Institute.

Financial Outlook

Ultimate provides the following financial guidance for 2012:

 For the first quarter of 2012:

▪	Recurring revenues of approximately $60.0 million;

▪	Total revenues of approximately $76.0 million; and

▪	Operating margin, on a non-GAAP basis (discussed below), of approximately 6%.

For the year 2012:

▪	Recurring revenues to increase by approximately 25% over 2011;

▪	Total revenues to increase by approximately 23% over 2011; and

▪	Operating margin, on a non-GAAP basis (discussed below), of approximately 15%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release. Non-cash stock-based compensation expense for 2012 is expected to be approximately $20.0 million.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
Ultimate is a leading cloud provider of people management solutions for global businesses. Built on the belief that people are the most important ingredient of any business, Ultimate’s award-winning UltiPro delivers HR, payroll, and talent management solutions that seamlessly connect people with the information and resources they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida and has more than 1,300 professionals focused on developing the highest quality solutions and services. In 2012, Ultimate was ranked #25 on FORTUNE’S “100 Best Companies to Work For” list. Ultimate has more than 2,300 customers with employees in 115 countries, including Adobe Systems Incorporated, The Container Store, Culligan International, Major League Baseball, The New York Yankees Baseball Team, and Ruth’s Chris Steak House. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman, Chief Financial Officer and Investor Relations
                Phone: 954-331-7369, Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
Revenues:
Recurring	$57,146	$46,038	$213,785	$170,905
Services	14,911	13,959	53,195	55,368
License	681	409	2,218	1,538
Total revenues	72,738	60,406	269,198	227,811
Cost of revenues:
Recurring	16,748	13,101	63,505	49,144
Services	13,235	12,932	52,341	49,843
License	154	105	488	255
Total cost of revenues	30,137	26,138	116,334	99,242
Gross profit	42,601	34,268	152,864	128,569
Operating expenses:
Sales and marketing	15,496	14,038	63,145	58,374
Research and development	13,763	10,790	51,356	42,222
General and administrative	5,561	4,708	21,931	19,727
Total operating expenses	34,820	29,536	136,432	120,323
Operating income	7,781	4,732	16,432	8,246
Other (expense) income:
Interest and other expense	(36)	(69)	(401)	(263)
Other income, net	14	53	91	188
Total other expense, net	(22)	(16)	(310)	(75)
Income from continuing operations, before income taxes	7,759	4,716	16,122	8,171
Provision for income taxes	(5,783)	(3,270)	(11,840)	(5,161)
Income from continuing operations	$1,976	$1,446	$4,282	$3,010
Loss from discontinued operations, net of tax	–	–	–	(853)
Net income	$1,976	$1,446	$4,282	$2,157

Basic earnings per share:
Earnings from continuing operations	$0.08	$0.06	$0.17	$0.12
Loss from discontinued operations	$–	$–	$–	$(0.03)
Total	$0.08	$0.06	$0.17	$0.09

Diluted earnings per share:
Earnings from continuing operations	$0.07	$0.05	$0.15	$0.11
Loss from discontinued operations	$–	$–	$–	$(0.03)
Total	$0.07	$0.05	$0.15	$0.08

Weighted average shares outstanding:
Basic	26,055	25,302	25,814	24,960
Diluted	27,838	27,412	27,806	27,101

The following table sets forth the stock-based compensation expense (excluding the income tax effect, or “gross”) resulting from stock-based arrangements and the amortization of acquired intangibles that are recorded in the Company’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010
Stock-based compensation expense:
Cost of recurring revenues	$382	$245	$1,402	$914
Cost of services revenues	357	291	1,464	1,238
Sales and marketing	1,580	1,575	6,824	6,678
Research and development	428	281	1,625	1,218
General and administrative	903	789	3,694	3,201
Total non-cash stock-based compensation expense	$3,650	$3,181	$15,009	$13,249

Amortization of acquired intangibles:
General and administrative	$–	$28	$83	$281

Loss from discontinued operations:
Foreign currency translation
adjustment (1)	$–	$–	$–	$(912)

________________________________

(1)
Pursuant to applicable accounting rules, the amount attributable to our wholly-owned subsidiary in the United Kingdom (“UK Subsidiary”) and accumulated in the translation adjustment component of equity became realized during the twelve months ended December 31, 2010, the period in which discontinued operations for the UK Subsidiary were complete and the UK Subsidiary was dissolved.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of	As of
	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$46,149	$40,889
Investments in marketable securities	7,584	8,884
Accounts receivable, net	56,186	47,570
Prepaid expenses and other current assets	22,944	18,613
Deferred tax assets, net	1,277	1,434
Total current assets before funds held for clients	134,140	117,390
Funds held for clients	118,660	72,875
Total current assets	252,800	190,265
Property and equipment, net	24,486	18,075
Capitalized software, net	1,765	3,115
Goodwill	3,025	3,025
Investments in marketable securities	1,546	433
Other assets, net	15,056	11,656
Deferred tax assets, net	20,142	22,988
Total assets	$318,820	$249,557
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,265	$4,683
Accrued expenses	11,589	11,074
Deferred revenue	83,416	71,808
Capital lease obligations	2,694	2,551
Total current liabilities before client fund obligations	103,964	90,116
Client fund obligations	118,660	72,875
Total current liabilities	222,624	162,991
Deferred revenue	3,147	6,287
Deferred rent	3,384	3,022
Capital lease obligations	2,175	2,406
Income taxes payable	1,866	1,866
Total liabilities	233,196	176,572

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	302	290
Additional paid-in capital	242,100	216,262
Accumulated other comprehensive income (loss)	(57)	126
Accumulated deficit	(47,971)	(52,253)
	194,374	164,425
Treasury stock, at cost	(108,750)	(91,440)
Total stockholders’ equity	85,624	72,985
Total liabilities and stockholders’ equity	$318,820	$249,557

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Twelve Months Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$4,282	$2,157
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	11,620	11,883
Provision for doubtful accounts	1,586	1,549
Non-cash stock-based compensation expense	15,009	13,249
Realized loss on foreign currency translation
adjustment	-	912
Income taxes	11,507	4,982
Excess tax benefits from stock-based payments	(8,504)	(6,671)
Changes in operating assets and liabilities:
Accounts receivable	(10,202)	(10,669)
Prepaid expenses and other current assets	(4,331)	(3,019)
Other assets	(3,483)	362
Accounts payable	1,582	207
Accrued expenses and deferred rent	877	938
Deferred revenue	8,468	9,536
Net cash provided by operating activities	28,411	25,416

Cash flows from investing activities:
Purchases of marketable securities	(14,610)	(9,223)
Maturities of marketable securities	14,794	9,429
Net purchases of securities with customer funds	(45,785)	(49,315)
Purchases of property and equipment	(13,671)	(4,980)
Net cash used in investing activities	(59,272)	(54,089)

Cash flows from financing activities:
Repurchases of Common Stock	(17,310)	(19,784)
Net proceeds from issuances of Common Stock	13,282	14,897
Excess tax benefits from stock-based payments	8,504	6,671
Shares acquired to settle employee tax withholding liability	(10,941)	(2,797)
Principal payments on capital lease obligations	(3,016)	(2,503)
Net increase in customer fund obligations	45,785	49,315
Net cash provided by financing activities	36,304	45,799

Effect of foreign currency exchange rate changes on cash	(183)	79
Net increase in cash and cash equivalents	5,260	17,205
Cash and cash equivalents, beginning of period	40,889	23,684
Cash and cash equivalents, end of period	$46,149	$40,889

Supplemental disclosure of cash flow information:
Cash paid for interest	$241	$218
Cash paid for income taxes	$604	$203

Supplemental disclosure of non-cash financing activities:
-Ultimate entered into capital lease obligations to acquire new equipment totaling $3.0 million and $3.9 million for the twelve months ended December 31, 2011 and 2010, respectively.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Non-GAAP operating income from continuing operations reconciliation:
Operating income from continuing operations	$7,781	$4,732	$16,432	$8,246
Operating income from continuing operations, as a % of total revenues	10.7%	7.8%	6.1%	3.6%
Add back:
Non-cash stock-based compensation expense	3,650	3,181	15,009	13,249
Non-cash amortization of acquired intangible assets	–	28	83	281
Non-GAAP operating income from continuing operations	$11,431	$7,941	$31,524	$21,776
Non-GAAP operating income from continuing operations, as a % of total revenues	15.7%	13.1%	11.7%	9.6%

Non-GAAP net income after discontinued operations reconciliation:
Net income after discontinued operations	$1,976	$1,446	$4,282	$2,157
Add back:
Non-cash stock-based compensation expense	3,650	3,181	15,009	13,249
Non-cash amortization of acquired intangible assets	–	28	83	281
Non-cash foreign currency translation adjustment from discontinued operations	–	–	–	912
Income tax effect	929	(11)	(1,238)	(3,824)
Non-GAAP net income after discontinued operations	$6,555	$4,644	$18,136	$12,775

Non-GAAP net income after discontinued operations, per diluted share, reconciliation: (1)
Net income after discontinued operations, per diluted share	$0.07	$0.05	$0.15	$0.08
Add back:
Non-cash stock-based compensation expense	0.13	0.12	0.54	0.49
Non-cash amortization of acquired intangible assets	–	–	–	0.01
Non-cash foreign currency translation adjustment from discontinued operations	–	–	–	0.03
Income tax effect	0.04	–	(0.04)	(0.14)
Non-GAAP net income after discontinued operations, per diluted share	$0.24	$0.17	$0.65	$0.47

Shares used in calculation of GAAP net income per share: (1)
Basic	26,055	25,302	25,814	24,960
Diluted	27,838	27,412	27,806	27,101

Shares used in calculation of non-GAAP net income per share:
Basic	26,055	25,302	25,814	24,960
Diluted	27,838	27,412	27,806	27,101

(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Management of Ultimate uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income from continuing operations, non-GAAP net income after discontinued operations and non-GAAP net income after discontinued operations per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”). For the three and twelve months ended December 31, 2011, stock-based compensation expense was $3.7 million and $15.0 million, respectively, on a pre-tax basis. For the three and twelve months ended December 31, 2010, stock-based compensation expense was $3.2 million and $13.3 million, respectively, on a pre-tax basis. Stock-based compensation expenses are excluded from the non-GAAP financial measures because they are non-cash expenses that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion provides meaningful supplemental information regarding Ultimate’s operating results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods. Non-GAAP reconciliations are calculated on a basic weighted average share basis for GAAP net loss periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. There was no amortization of acquired intangible assets for the three months ended December 31, 2011 and $83 thousand for the twelve months ended December 31, 2011.  For the three and twelve months ended December 31, 2010, the amortization of acquired intangible assets was $28 thousand and $281 thousand, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Foreign currency translation adjustment.  In accordance with GAAP, net loss after discontinued operations includes the realization of the foreign currency translation adjustment on our discontinued operations. There was no realized foreign currency translation adjustment for the three and twelve months ended December 31, 2011 as the dissolution of the UK Subsidiary was complete in 2010. For the three months ended December 31, 2010, there was no realized foreign currency translation adjustment on our discontinued operations. For the twelve months ended December 31, 2010, the realized foreign currency translation adjustment was $0.9 million. The realized foreign currency translation adjustment is excluded from the non-GAAP financial measures because it is a non-recurring, non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion provides meaningful supplemental information regarding Ultimate’s net results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods.